UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2004

Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300
(State of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)

508-549-9981
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01     OTHER EVENTS.

On October 7, 2004, the Registrant issued a press release announcing the closing of the merger transaction by and between Trafalgar Ventures Inc., Trafalgar Acquisition Corporation and Cyberkinetics, Inc. Immediately following the closing, the Registrant completed the corporate name change from Trafalgar Ventures Inc. to Cyberkinetics Neurotechnology Systems, Inc. and a reincorporation from the State of Nevada to the State of Delaware. A copy of the press release is filed with this Report as Exhibit 99.1.

On October 12, 2004, the Registrant issued a press release announcing a new trading symbol. The trading symbol changed from "TGRV" to "CYKN" effective on the opening of the markets on October 12, 2004. A copy of the press release is filed with this Report as Exhibit 99.2.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c):             Exhibits:

99.1	Press release dated October 7, 2004 announcing the closing of the merger transaction by and between Trafalgar Ventures Inc., Trafalgar Acquisition Corporation and Cyberkinetics, Inc.

99.2	Press release dated October 12, 2004 announcing a new trading symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

By:	/s/ Timothy R. Surgenor
Name:	Timothy R. Surgenor
Title:	President

Dated: October 13, 2004

EXHIBIT INDEX

99.1	Press release dated October 7, 2004 announcing the closing of the merger transaction by and between Trafalgar Ventures Inc., Trafalgar Acquisition Corporation and Cyberkinetics, Inc.

99.2	Press release dated October 12, 2004 announcing a new trading symbol.